[LOGO]                                                     [NEWS RELEASE]

                                   February 6, 2015

DOMINION ANNOUNCES 2014 EARNINGS

·   Full-year 2014 operating earnings of $3.43 per share
·   Fourth-quarter 2014 operating earnings of $0.84 per share
·    Company introduces first-quarter operating earnings guidance of $0.85 to $1.00 per share

RICHMOND, Va. – Dominion (NYSE: D) today announced operating earnings for the 12 months ended Dec. 31, 2014, of $2.0 billion ($3.43 per share), compared to operating earnings of $1.9 billion ($3.25 per share) for the same period in 2013.  Operating earnings are defined as reported earnings, determined in accordance with Generally Accepted Accounting Principles (GAAP), adjusted for certain items.

Unaudited reported (GAAP) earnings for the 12 months ended Dec. 31, 2014 were $1.3 billion ($2.24 per share), compared with earnings of $1.7 billion ($2.93 per share) for the same period in 2013.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

The principal differences between GAAP earnings and operating earnings for the full year 2014 include a charge associated with Virginia legislation permitting recovery of costs related to the development of a third nuclear unit at North Anna and offshore wind facilities through base rates; call premiums on early debt redemptions associated with our liability management exercise; a charge related to a settlement offer to incur future ash pond closure costs at certain utility generation facilities; and charges related to the repositioning of our Producer Services business.

Business segment results and detailed descriptions of items included in 2014 and 2013 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“2014 was a year of significant accomplishments for Dominion as we completed several major capital projects and made significant progress to advance the next round of infrastructure growth.  Excluding five cents per share impact of mild weather, full year operating earnings were in the middle of our guidance range.

“During the year, we continued to move forward with our infrastructure growth plan.   We secured all regulatory approvals for and began construction on the Cove Point liquefaction project.  We announced the development of the Atlantic Coast Pipeline, a transformational infrastructure project designed to bring new supplies of natural gas to the Southeast.  We also announced the acquisition, which closed last month, of Carolina Gas Transmission, a 1,500-mile FERC-regulated pipeline in South Carolina and Georgia.

"We placed into commercial operation, on schedule and on budget, the 1,342-megawatt, gas-fired power station in Warren County, Va.  Progress continues on construction of a 1,358-megawatt, gas fired power station in Brunswick County, Va.  We also placed into commercial operation 211 megawatts of solar generation.  In addition, we successfully completed the initial public offering of Limited Partner common units in Dominion Midstream Partners.”

FULL-YEAR 2014 OPERATING EARNINGS COMPARED TO 2013

The increase in 2014 operating earnings per share as compared to 2013 operating earnings per share is primarily attributable to growth in our regulated gas and electric businesses, earnings from Marcellus farmouts, higher merchant generation margins, and benefits from investment tax credits.  Negative factors for the year include a planned outage at Millstone Power Station and the absence of contributions from unregulated electric retail operations.

Details of 2014 operating earnings as compared to 2013 can be found on Schedule 4 of this release.

FIRST-QUARTER 2015 OPERATING EARNINGS GUIDANCE

Dominion expects first-quarter 2015 operating earnings in the range of $0.85 per share to $1.00 per share, compared to first-quarter 2014 operating earnings of $1.04 per share. Positive factors for the first-quarter of 2015 compared to the same period of the prior year include higher revenues from growth projects and higher merchant generation margins.  Negative factors for the quarter include a return to normal weather, the absence of an asset drop into our Blue Racer joint venture and higher operating and depreciation expenses.  GAAP earnings for the first quarter of 2014 were $0.65 per share.  A reconciliation between operating and GAAP earnings for the first quarter of 2014 can be found on Schedule 3 of this release.

In providing its first-quarter 2015 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact of these items on reported earnings.   Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

ANALYST MEETING

Dominion Resources and Dominion Midstream Partners (NYSE: DM)  will also host an analyst meeting at The Waldorf Astoria in New York on Monday, Feb. 9, 2015, from 9:00 a.m. to 11:30 a.m. ET.  Management will discuss its long-term growth for Dominion Resources and Dominion Midstream and provide details about 2015 operating earnings guidance, dividend and distribution policies and other matters of interest to the financial community.  Following the formal presentation management will be available to those in attendance for questions.  A live webcast, including accompanying slides, will be available on the company’s investor information page at www.dom.com/investors.

Dominion is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 24,600 megawatts of generation, 12,400 miles of natural gas transmission, gathering and storage pipeline, and 6,455 miles of electric transmission lines.  Dominion operates one of the nation’s largest natural gas storage systems with 949 billion cubic feet of storage capacity and serves utility and retail energy customers in 12 states. For more information about Dominion, visit the company’s website at www.dom.com/.

This release contains certain forward-looking statements, including forecasted operating earnings for first-quarter 2015 which is subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in our industries, changes in the demand for Dominion’s services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, impacts of acquisitions, divestitures, transfers of assets to joint ventures or Dominion Midstream and retirements of assets based on asset portfolio reviews, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, the timing and execution of Dominion Midstream’s growth strategy, and the ability to complete planned construction or expansion projects at all or within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages at facilities in which Dominion has an ownership interest, the impact of operational hazards and catastrophic events, state and federal legislative and regulatory developments, including changes in federal and state tax laws and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission.
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CONTACTS:  Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dom.com
        Financial analysts: Kristy Babcock, (804) 819-2492 or Kristy.R.Babcock@dom.com

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended December 31,
	2014	2013	Change
Earnings:
Dominion Virginia Power	$136	$126	$10
Dominion Energy	195	171	24
Dominion Generation	307	252	55
Corporate and Other	(148)	(82)	(66)
OPERATING EARNINGS	$490	$467	$23
Items excluded from operating earnings 2, 3	(247)	(36)	(211)
REPORTED EARNINGS 1	$243	$431	$(188)

Common Shares Outstanding (average, diluted)	586.5	581.3

Earnings Per Share (EPS):
Dominion Virginia Power	$0.23	$ 0.22	$ 0.01
Dominion Energy	0.34	0.29	0.05
Dominion Generation	0.52	0.43	0.09
Corporate and Other	(0.25)	(0.14)	(0.11)
OPERATING EARNINGS	$0.84	$ 0.80	$ 0.04
Items excluded from operating earnings 2	(0.42)	(0.06)	(0.36)
REPORTED EARNINGS 1	$0.42	$ 0.74	$ (0.32)

(millions, except earnings per share)	Twelve months ended December 31,
	2014	2013	Change
Earnings:
Dominion Virginia Power	$502	$475	$27
Dominion Energy	677	643	34
Dominion Generation	1,101	1,031	70
Corporate and Other	(277)	(268)	(9)
OPERATING EARNINGS	$2,003	$1,881	$122
Items excluded from operating earnings 2, 4	(693)	(184)	(509)
REPORTED EARNINGS 1	$1,310	$1,697	$(387)

Common Shares Outstanding (average, diluted)	584.5	579.5

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.86	$0.82	$0.04
Dominion Energy	1.16	1.11	0.05
Dominion Generation	1.88	1.78	0.10
Corporate and Other	(0.47)	(0.46)	(0.01)
OPERATING EARNINGS	$3.43	$3.25	$0.18
Items excluded from operating earnings 2	(1.19)	(0.32)	(0.87)
REPORTED EARNINGS 1	$2.24	$2.93	$(0.69)

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are ($458) million and ($56) million, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($1.166) billion and ($284) million, respectively.

Schedule 2 - Reconciliation of 2014 Operating Earnings to Reported Earnings

2014 Earnings (Twelve months ended December 31, 2014)

The net effects of the following items, all shown on an after-tax basis, are included in 2014 reported earnings, but are excluded from operating earnings:

•
$248 million charge associated with Virginia legislation enacted in April that permits Virginia Power to recover 70% of the costs previously deferred or capitalized through Dec. 31, 2013 relating to the development of a third nuclear unit located at North Anna and offshore wind facilities as part of the 2013 and 2014 base rates.

•	$193 million net charge related to the repositioning of our Producer Services business, reflecting the termination of natural gas trading and certain energy marketing activities.
•	$174 million charge associated with our liability management exercise, mainly reflecting the call premiums on our early debt redemptions in the fourth quarter.
•	$74 million charge related to a settlement offer to incur future ash pond closure costs at certain utility generation facilities.
•	$31 million goodwill write-off associated with the company exiting the unregulated electric retail energy marketing business.
•	$27 million net benefit related to other items.

(millions, except per share amounts)		1Q14	2Q14	3Q14	4Q14	YTD 2014	2
Operating earnings		$607	$361	$545	$490	$2,003
Items excluded from operating earnings (after-tax):
	North Anna and offshore wind facilities		(191)	(28)	(29)	(248)
	Producer Services repositioning	(193)				(193)
	Charges associated with liability management exercise			(2)	(172)	(174)
	Future ash pond closure costs				(74)	(74)
	Goodwill write-off at unregulated electric retail	(31)				(31)
	Other items	(4)	(11)	14	28	27
	Total items excluded from operating earnings (after-tax) 1	(228)	(202)	(16)	(247)	(693)
Reported net income		$379	$159	$529	$243	$1,310
Common shares outstanding (average, diluted)		582.9	583.9	584.6	586.5	584.5
Operating earnings per share		$1.04	$0.62	$0.93	$0.84	$3.43
Items excluded from operating earnings (after-tax)		(0.39)	(0.35)	(0.03)	(0.42)	(1.19)
Reported earnings per share		$0.65	$0.27	$0.90	$0.42	$2.24

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q14	2Q14	3Q14	4Q14	YTD 2014

	North Anna and offshore wind facilities		(287)	(43)	(44)	(374)
	Producer Services repositioning	(319)				(319)
	Charges associated with liability management exercise			(3)	(281)	(284)
	Future ash pond closure costs				(121)	(121)
	Goodwill write-off at unregulated electric retail	(31)				(31)
	Other items	(2)	(15)	(8)	(12)	(37)
	Total items excluded from operating earnings	($352)	($302)	($54)	($458)	($1,166)

2)	YTD EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2013 Operating Earnings to Reported Earnings

2013 Earnings (Twelve months ended December 31, 2013)

The net effects of the following items, all shown on an after-tax basis, are included in 2013 reported earnings, but are excluded from operating earnings:

•	$92 million net loss from discontinued operations of two merchant power stations (Brayton Point & Kincaid) which were sold in third quarter 2013.
•	$109 million net charge related to an impairment of certain natural gas infrastructure assets and the repositioning of Producer Services.
•	$28 million charge in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2011-2012 test years.
•	$17 million charge associated with our operating expense reduction initiative, primarily reflecting severance pay and other employee-related costs.
•	$39 million net gain related to our investments in nuclear decommissioning trust funds.
•	$30 million benefit due to a downward revision in the nuclear decommissioning asset retirement obligations (ARO) for certain merchant nuclear units that are no longer in service.
•	$7 million net expense related to other items.

	(millions, except per share amounts)	1Q13	2Q13	3Q13	4Q13	YTD 2013	2
	Operating earnings	$476	$355	$583	$467	$1,881
	Items excluded from operating earnings (after-tax):
	Discontinued operations - Brayton Point & Kincaid	1	(70)	(23)		(92)
	Gas infrastructure & repositioning		(57)	(17)	(35)	(109)
	Impact of Virginia Power biennial review order				(28)	(28)
	O&M expense reduction initiative		(17)			(17)
	Net gain in nuclear decommissioning trust funds	20	1	9	9	39
	ARO revision				30	30
	Other items	(2)	(10)	17	(12)	(7)
	Total items excluded from operating earnings (after-tax) 1	19	(153)	(14)	(36)	(184)
	Reported net income	$495	$202	$569	$431	$1,697
	Common shares outstanding (average, diluted)	577.5	578.9	580.1	581.3	579.5
	Operating earnings per share	$0.83	$0.62	$1.00	$0.80	$3.25
	Items excluded from operating earnings (after-tax)	0.03	(0.27)	(0.02)	(0.06)	(0.32)
	Reported earnings per share	$0.86	$0.35	$0.98	$0.74	$2.93

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q13	2Q13	3Q13	4Q13	YTD 2013

	Discontinued operations - Brayton Point & Kincaid	1	(119)	(17)		(135)
	Gas infrastructure & repositioning		(107)	(23)	(52)	(182)
	Impact of Virginia Power biennial review order				(40)	(40)
	O&M expense reduction initiative		(28)			(28)
	Net gain in nuclear decommissioning trust funds	34	1	15	15	65
	ARO revision				47	47
	Other items	(4)	(10)	29	(26)	(11)
	Total items excluded from operating earnings	$31	($263)	$4	($56)	($284)

2)	YTD EPS may not equal sum of quarters due to share count differences.

	Schedule 4 - Reconciliation of 2014 Earnings to 2013

	Preliminary, unaudited	Three Months Ended		Twelve Months Ended
	(millions, except EPS)	December 31,		December 31,
		2014 vs. 2013		2014 vs. 2013
		Increase / (Decrease)		Increase / (Decrease)
	Reconciling Items	Amount	EPS	Amount	EPS

	Dominion Virginia Power
	Regulated electric sales:
	Weather	($2)	$0.00	$8	$0.01
	FERC Transmission equity return	11	0.02	27	0.04
	Storm damage and service restoration	3	0.00	13	0.02
	Depreciation	(2)	0.00	(8)	(0.01)
	Other	0	0.00	(13)	(0.02)
	Change in contribution to operating earnings	$10	$0.01	$27	$0.04

	Dominion Energy
	Gas Distribution margin	$6	$0.01	$24	$0.04
	Marcellus Farmouts	26	0.05	31	0.05
	Blue Racer Midstream JV	8	0.01	(1)	0.00
	Depreciation	(11)	(0.02)	(8)	(0.01)
	Other	(5)	0.00	(12)	(0.03)
	Change in contribution to operating earnings	$24	$0.05	$34	$0.05

	Dominion Generation
	Regulated electric sales:
	Weather	($3)	$0.00	$13	$0.02
	Other	(7)	(0.01)	(7)	(0.01)
	Merchant generation margin	(2)	0.00	64	0.11
	Retail operations 1	(2)	0.00	(20)	(0.04)
	Rate adjustment clause equity return	8	0.01	(8)	(0.01)
	PJM ancillary services	3	0.00	24	0.04
	Outage costs	(29)	(0.05)	(40)	(0.07)
	Salaries and benefits	0	0.00	(11)	(0.03)
	AFUDC equity return	(1)	0.00	(17)	(0.04)
	Renewable energy investment tax credits	97	0.17	97	0.17
	Other	(9)	(0.02)	(25)	(0.04)
	Change in contribution to operating earnings	$55	$0.09	$70	$0.10

	Corporate and Other
	Change in contribution to operating earnings	($66)	($0.11)	($9)	($0.01)

	Change in consolidated operating earnings	$23	$0.04	$122	$0.18

	Change in items excluded from operating earnings 2	($211)	($0.36)	($509)	($0.87)

	Change in reported earnings (GAAP)	($188)	($0.32)	($387)	($0.69)

1)	Excludes earnings from Retail electric energy marketing, which was sold in March 2014
2)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.

	Note: Figures may not add due to rounding